19 September Dated 2023 FORGE LIFE SCIENCES NOMINEE 1 LIMITED AND FORGE LIFE SCIENCES NOMINEE 2 LIMITED and AUTOLUS LIMITED and AUTOLUS THERAPEUTICS PLC LEASE OF THE NUCLEUS MARSHGATE STEVENAGE SG1 1FR FORMERLY KNOWN AS PART OF THE MARSHGATE CAR PARK, STEVENAGE

76907807.1 i TABLE OF CONTENTS No. Heading Page 1. DEFINITIONS AND INTERPRETATION 5 2. GRANT OF LEASE 7 3. RENTS 8 4. TENANT'S OBLIGATIONS 11 5. LANDLORD'S OBLIGATIONS 23 6. MISCELLANEOUS 25 7. GUARANTOR'S COVENANT 27 8. EXECUTION 31 SCHEDULE 1 INCUMBRANCES 32

LAND REGISTRY PRESCRIBED CLAUSES

LR1.	**Date of lease**	:	19 September 2023
LR2.	**Title number(s)**	:	**LR2.1 Landlord's title number(s)** HD608165
		:	**LR2.2 Other title numbers**
LR3.	**Parties to this lease**	:	**Landlord** Forge Life Sciences Nominee 1 Limited (company number 13523380) and Forge Life Sciences Nominee 2 Limited (company number 13523683) in their capacity as nominees for and on behalf of Forge Life Sciences GP Limited (company number 13520188) all of whose registered offices are at 4th Floor 52-54 Gracechurch Street, London, England, EC3V 0EH acting in the capacity of general partner of Forge Life Sciences L.P. (a limited partnership registered under the Limited Partnerships Act 1907) of the same address as the general partner
		:	**Tenant** Autolus Limited registered in England and Wales with company registration number 09115837 whose registered office is at The Mediaworks, 191 Wood Lane, London, England, W12 7FP.
		:	**Guarantor** Autolus Therapeutics PLC registered in England and Wales with company registration number 11185179 whose registered office is at The Mediaworks, 191 Wood Lane, London, England, W12 7FP.
LR4.	**Property**	:	**In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.** The property known as The Nucleus Marshgate Stevenage SG1 1FR formerly known as part of the Marshgate car park at Stevenage Town Centre as shown edged red on the plan attached to the lease and further described in clause 1.2.

76907807.1

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76907807.1 2 LR5. Prescribed statements etc. LR6. Term for which the Property is leased The property is let without the benefit of any existing easements other than those expressly referred to in clause 2.2. : None : The term is as follows: 20 years from and including 19 September 2023 to but excluding 19 September 2043. LR7. Premium : None LR8. Prohibitions or restrictions on disposing of this lease : This lease contains a provision that prohibits or restricts dispositions. LR9. Rights of acquisition etc. : LR9.1 Tenant's contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land None : LR9.2 Tenant's covenant to (or offer to) surrender this lease None : LR9.3 Landlord's contractual rights to acquire this lease None LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property : None LR11. Easements : LR11.1 Easements granted by this lease for the benefit of the Property See clause 2.2 : LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property See clauses 2.4 and 2.5 LR12. Estate rentcharge burdening the Property : None

76907807.1 3 LR13. Application for standard form of restriction : None LR14. Declaration of where there is trust : None more than one person comprising the Tenant

76907807.1 4 ADDITIONAL PARTICULARS Principal Rent : £3,050,000 per year (exclusive of VAT) subject to increase in accordance with clause 3.4.1. Rent Review Dates : 19 September 2024 and every anniversary of that date. Permitted Use : use as offices, research and development and manufacturing within Class E of Schedule 2 to the Use Classes Order. Permitted Part : any self-contained part of the Property comprising not less than one whole floor of the Property which is capable of beneficial occupation and use, provided that the total number of occupiers of the Property does not exceed two at any time (such total to include the occupancy of the Tenant).

76907807.1 5 [***]

76907807.1 6 1. DEFINITIONS AND INTERPRETATION 1.1 Particulars The words and expressions used in the Particulars and Additional Particulars shall have in this lease the meanings ascribed to them there. 1.2 Further definitions The following further definitions apply in this lease: 1925 Act means the Law of Property Act 1925. 1954 Act means the Landlord and Tenant Act 1954. 1995 Act means the Landlord and Tenant (Covenants) Act 1995. Agreement for Lease means the agreement for lease pursuant to which this lease was entered into. Base Rate means the base lending rate for the time being of a London clearing bank selected by the Landlord or (if that base lending rate is a negative figure) zero per cent. Contractual Term means the term set out in clause LR6. EPB Regulations means the Energy Performance of Buildings (England and Wales) Regulations 2012. EPC means an Energy Performance Certificate and Recommendation Report (as defined in the EPB Regulations). Fair Proportion means a fair proportion appropriate to the Property or its use to be conclusively decided from time to time by the Landlord's surveyor acting in good faith as an expert. Group Company means a company that is from time to time a member of the same Group within the meaning of section 42 of the 1954 Act. Incumbrances means the matters affecting the Property referred to in Schedule 1 so far as they are still subsisting and capable of taking effect and relate to the Property. Installations means plant, machinery or equipment of any kind, including aerials, satellite dishes, electronic communications apparatus (as defined in section 151 of the Communications Act 2003) or any other communications apparatus. Insured Risks means loss or damage by fire, explosion, lightning, earthquake, impact by vehicles, flooding, storm, tempest, aircraft and articles dropped from them in peacetime, riot, civil commotion, terrorist activities, malicious damage, burst pipes, overflows from water tanks, subsidence and heave and such other risks as the Landlord may in good faith decide (but excluding any risks which are not insurable on terms which the Landlord in good faith considers reasonable and subject to any excesses, exclusions or limitations imposed by the insurers in accordance with normal practice). Landlord includes the person for the time being entitled to the immediate reversion to the Term.

76907807.1 7 Legislation means Acts of Parliament and (for so long as the same continue to apply in England and Wales) the laws, regulations and directives of the European Union including in each case any subordinate legislation; and reference to any specific Legislation includes any consolidation, re-enactment, modification or replacement of it and any subordinate legislation in force from time to time (except that reference to the Use Classes Order is to that Order as in force at the date of this lease). Outgoings means existing and future rates, taxes, assessments and outgoings, statutory or otherwise, national or local, recurring or non-recurring, and even if novel. Product Guarantees means the product guarantees and warranties from MSW (UK) Limited (Floor Decking), which was issued on 26 July 2023, and McCaughey Roofing & Cladding Product Guarantee (Roofing), which was issued on 12 October 2022 which are contained in the health and safety file for the Property as at the date of this lease or such replacement product guarantees and warranties as provided for in clause 5.4.4 but only to the extent that they remain subsisting, the warrantor or guarantor has not ceased to trade and the Landlord has the benefit of any such Product Guarantee. Property has the meaning ascribed to it in the Particulars and includes each and every part of the Property and all additions made in or to it at any time during the Term and all landlord's fixtures and fittings but excludes the air space above the building situated on the Property at the date of this lease. Rent Days means 25 March, 24 June, 29 September and 25 December in each year. Service Media means all existing and future media for the passage of substances, energy, telecommunications and other services and utilities and any apparatus and enclosures ancillary to them. Specified Rate means three per cent per year above Base Rate. Structure means (as applicable to the Property) foundations, roof, steel frame, concrete floor slabs, load-bearing columns, floor joists, roof supports, and load-bearing walls and external walls (whether or not load-bearing) and the external surfaces of the window frames in the external walls. Tenant includes the Tenant's successors in title including personal representatives. Term means the Contractual Term and any continuation or extension of it and any holding over, whether by statute, at common law or otherwise. Transfer means the transfer of the Property dated 28 October 2021 and made between (1) Stevenage Borough Council and (2) the Landlord. Uninsured Risks means any risk expressly specified in the Insured Risks definition (which for these purposes shall treat the Insured Risks definition as excluding the wording in brackets) against which the Landlord shall not insure or fully insure: (a) because at the time cover is not obtainable on reasonable terms from a reputable insurance company in the United Kingdom insurance market or (b) by reason of any condition exclusion or limitation which may be imposed by the Landlord's insurers but an Insured Risk does not become an Uninsured Risk for the purposes of this lease by reason only of (a) normal exclusion provisions, including in relation to a normal level of excess liability; or (b) rejection by the insurer of liability, or some part of it, due to any act or default by the Tenant.

76907807.1 8 Use Classes Order means the Town and Country Planning (Use Classes) Order 1987. VAT means value added tax charged pursuant to the Value Added Tax Act 1994. 1.3 Interpretation 1.3.1 The singular includes the plural and vice versa, person includes corporation, the neuter includes the masculine and feminine and vice versa, and covenants by a party which comprises two or more persons shall be joint and several. 1.3.2 An obligation to do something includes an obligation not to waive any obligation of another person to do it. 1.3.3 An obligation not to do something includes an obligation not to permit or allow another person to do it. 1.3.4 The Tenant shall be liable for any breaches of its obligations in this lease or any other act or default committed by: (a) any authorised occupier or subtenant of the Property or its or their respective employees, visitors, licensees or contractors; or (b) any person under the control of the Tenant or acting under the express or implied authority of the Tenant. 1.3.5 Reference to "Tenant's default" includes any act, default or omission of the Tenant or any person referred to at clauses 1.3.4(a) or 1.3.4(b) above. 1.3.6 The headings are only for convenience and are not to affect the interpretation of this lease. 1.3.7 Words given by way of example or inclusion do not imply any limitation. 1.3.8 A covenant to "indemnify" means to indemnify against all actions, claims, demands and proceedings made against the indemnified party and all costs, expenses, damages, liabilities and losses incurred directly or indirectly by the indemnified party. 1.3.9 Reference to a "working day" means any day from Monday to Friday (inclusive) which is not Christmas Day, Good Friday or a statutory Bank Holiday. 1.3.10 The parties to this lease do not intend any of its terms to be enforceable by a third party (as defined in section 1 of the Contracts (Rights of Third Parties) Act 1999) other than the Landlord's and the Tenant's respective successors in title. 2. GRANT OF LEASE 2.1 Demise The Landlord demises the Property to the Tenant with full title guarantee for the Contractual Term at the Principal Rent. 2.2 Rights granted The Tenant is granted:

76907807.1 9 2.2.1 the shared use of any Service Media which the Landlord owns or is entitled to use and which serve the Property; 2.2.2 the right to such shelter and support from adjoining property as the Property enjoys at the date of this lease; 2.2.3 those rights granted pursuant to clause 12.6 of the Transfer which are required by the Tenant for the use and occupation of the Property for the Permitted Use but only insofar as such rights may be granted to the Tenant by the Landlord and subject to the terms on which such rights are granted. 2.3 No implied rights The parties to this lease agree and declare that: 2.3.1 apart from the rights granted by clause 2.2, the Tenant is not granted, and shall not become entitled to, any right of any kind over or from any adjoining or neighbouring property, whether conferred by the operation of section 62 of the 1925 Act or otherwise; and 2.3.2 all light to the Property over any adjoining or neighbouring property is enjoyed by a consent which is within section 3 of the Prescription Act 1832 and revocable by notice with immediate effect at any time. 2.4 Subjections The Property is demised subject to the Incumbrances and all rights of the owners and occupiers of any adjoining or neighbouring property. 2.5 Reservations The Landlord reserves: 2.5.1 for the benefit of any adjoining or neighbouring property, the right to use and make new connections into any Service Media in the Property which are capable of serving other property; 2.5.2 for the benefit of any adjoining or neighbouring property, rights of light, air, support and protection; and 2.5.3 the rights of entry mentioned in other provisions of this lease. 3. RENTS 3.1 Principal Rent 3.1.1 The Tenant shall pay the Principal Rent by equal payments in advance on the Rent Days, and proportionately for any part of a year. The Principal Rent is payable from and including the date of this lease and the first payment is to be made on the date of this lease. 3.1.2 The amount of the Principal Rent shall be reviewed on each Rent Review Date in accordance with clause 3.4. 3.2 Insurance contribution

76907807.1 10 The Tenant shall pay as additional rent, within fourteen days of demand, an amount equal to the whole of the costs properly incurred by the Landlord in insuring under clause 5.2, including the cost of insurance valuations provided that such valuations are not undertaken more than once in any 24 month period. 3.3 VAT 3.3.1 The Tenant shall pay as additional rent and indemnify the Landlord against any VAT at the rate for the time being in force chargeable: (a) in respect of the above rents or any other payments to be made by the Tenant to the Landlord or any person on the Landlord's behalf in connection with or under any of the provisions of this lease; (b) in respect of any service or supply to be made by or on behalf of the Landlord pursuant to this lease; and (c) in respect of any service or supply to be made to the Landlord in connection with this lease, the cost of which is recoverable from the Tenant under the terms of this lease, save insofar as any such VAT is recoverable by the Landlord as an input for VAT purposes; but (for the avoidance of doubt) the Landlord shall be under no obligation to exercise or not exercise any option or right conferred on it by Legislation that might create, increase, reduce or avoid any liability to VAT referred to in this clause 3.3. 3.3.2 The Tenant shall not do anything that would result in the disapplication of the option to tax in respect of the Landlord's interest in the Property. 3.4 Rent Review 3.4.1 In this clause: (a) "A" is the index figure of the Index for the month two months before the relevant Rent Review Date; (b) "B" for the first Rent Review Date is the index figure of the Index for the month two months before the commencement of the Term and for each subsequent Rent Review Date is the index figure of the Index for the month two months before the preceding Rent Review Date; (c) "the Index" means the All Items Retail Prices Index published by the Office for National Statistics or any successor ministry or department; (d) "the Indexed Rent" is the Principal Rent reserved by the lease immediately before the relevant Rent Review Date multiplied by: 3.4.2 From each Rent Review Date the Principal Rent shall be the greater of: (a) the Principal Rent reserved by the lease immediately before the relevant Rent Review Date; and

76907807.1 10 (b) the lesser of: (i) the Principal Rent reserved by the lease immediately before the relevant Rent Review Date multiplied by 1.04; and (ii) the Indexed Rent for the relevant Rent Review Date. 3.4.3 The Landlord shall, as soon as practicable, give written notice to the Tenant of the revised Principal Rent from each Rent Review Date. 3.4.4 If the Index is re-based after B is published but before A is published, then an appropriate adjustment shall be made in the calculation to ensure that both A and B are calculated on the same basis. 3.4.5 The Landlord and the Tenant shall endeavour, within a reasonable time, to agree an alternative mechanism for setting the Principal Rent if either: (a) it becomes impossible, by reason of any change in the method used to compile the Index or for any other reason, to calculate the Indexed Rent by reference to the Index; or (b) the Landlord or the Tenant reasonably believes that any change referred to in clause 3.4.4 would fundamentally alter the calculation of the Indexed Rent in accordance with this clause 3.4, and has given notice to the other party of this belief; This may (where reasonable) include, or consist of, substituting an alternative index for the Index. Failing agreement, the surveyor referred to in clause 3.4.6 shall determine an alternative mechanism. 3.4.6 If any dispute or question arises between the parties as to the amount of the Indexed Rent or the construction of this clause, or if the Landlord and the Tenant fail to reach agreement under clause 3.4.5, either party may require the matter to be decided by an independent surveyor. 3.4.7 The independent surveyor shall act as an arbitrator and clause 6.2 shall apply. 3.4.8 The surveyor can decide what the increase in the Index would have been had it continued on the same basis or, if he considers it appropriate, he can decide an alternative mechanism for setting the Principal Rent taking into account the purposes and intent of this clause for the review of the Principal Rent. 3.4.9 If the Principal Rent payable from the relevant Rent Review Date has not been ascertained by that date, the Tenant shall continue to pay the Principal Rent on account at the rate payable immediately before the relevant Rent Review Date until the Rent Day immediately following the ascertainment of the new Principal Rent. On that Rent Day the Tenant shall pay (as rent in arrear) the amount of the excess of the new rent for the period from the relevant Rent Review Date to that Rent Day over the amount paid on account, together with interest at Base Rate calculated instalment by instalment. 3.4.10 If on the relevant Rent Review Date any statutory restriction on the amount of the Principal Rent or on a review of it is in force, the Landlord may, upon any modification or removal of that restriction, serve notice on the Tenant that the day

76907807.1 11 following the modification or removal shall be a Rent Review Date. The provisions of this clause 3.4 shall then apply, without prejudice to the review due on the immediately following Rent Review Date. 3.4.11 Immediately after the ascertainment of the new Principal Rent, a memorandum of the new Principal Rent shall be prepared by the Landlord or its solicitors and signed by or on behalf of the parties to this lease in duplicate and attached to this lease and to the counterpart. 3.4.12 For the purpose of this clause 3.4, time shall not be of the essence. 4. TENANT'S OBLIGATIONS The Tenant covenants throughout the Term as follows: 4.1 Rents The Tenant shall: 4.1.1 pay to the Landlord the Principal Rent and other reserved rents on their due dates in accordance with clause 3 in each case without any deduction, counter-claim or set-off (other than any deduction required by Legislation); and 4.1.2 if required by the Landlord, pay the Principal Rent by bank standing order or credit transfer to a UK bank account nominated by the Landlord. All payments made by the Tenant pursuant to this lease shall be paid from a United Kingdom bank account in the name of the Tenant. 4.2 Interest on late payments The Tenant shall pay interest, both before and after any judgment, on any rent or other sum payable to the Landlord under this lease which the Tenant fails to pay within fourteen days of the due date. The interest shall be payable on demand and shall be calculated at the Specified Rate from the due date until actual payment, unpaid interest being compounded on each of the Rent Days. 4.3 Outgoings 4.3.1 The Tenant shall promptly pay all Outgoings relating to the Property or its occupiers but not tax (other than VAT) on the Landlord's rental income or tax on the Landlord's dealings with its reversion. If any sums payable by the Tenant relate to both the Property and other property, the Tenant shall pay a Fair Proportion of those sums. 4.3.2 The Tenant shall within fourteen days of written demand pay a Fair Proportion of any costs of repairing, maintaining, renewing and (where applicable) lighting and cleaning: (a) any Service Media; and (b) any party walls, structures, private roadways, yards or other areas or amenities;

76907807.1 12 which are used in common with other property. 4.4 Payment for services and supplies The Tenant shall promptly pay for, and indemnify the Landlord against, all charges for gas, water and electricity consumed and all telephone and similar services used, on the Property. 4.5 Repairs and other works The Tenant shall: 4.5.1 keep the Property in good and substantial repair and condition and clean and tidy throughout the Term; 4.5.2 carry out any works to the Property required or recommended by the insurers of the Property or a statutory authority; 4.5.3 decorate, using good quality materials, the interior of the Property in every fifth year of the Term and the exterior of the Property in every third year of the Term and in each case also in the last two months of the Term (however it may end), the final interior decoration being with colours and types of finish previously approved by the Landlord (such approval not to be unreasonably withheld); 4.5.4 replace (with replacements of at least the same quality) any Landlord's fixtures and fittings which become damaged beyond economic repair; 4.5.5 replace any glass which becomes cracked or broken and insure any plate glass with reputable insurers in its full replacement cost in the joint names of the Tenant and the Landlord and produce the policy and the premium receipts to the Landlord on demand; 4.5.6 promptly on becoming aware of it, give notice to the Landlord of any damage or destruction by Insured Risks or anything else which the Landlord is liable to remedy under the Landlord's covenants in this lease; and 4.5.7 indemnify the Landlord in respect of any liability arising out of a Tenant's default; but the obligations under clauses 4.5.1 to 4.5.4 above do not require the Tenant to repair or remedy any damage caused by any Insured Risks (unless the insurers refuse to pay all or any part of the insurance money because of a Tenant's default) or any Uninsured Risks. 4.6 Legislation and statutory consents 4.6.1 The Tenant shall: (a) comply with all existing and future Legislation and any planning permissions and other statutory consents (in the case of any planning permissions, which are granted after the date of this Lease, only those obtained by or on behalf of or with the consent of the Tenant) applicable to the Property and its use; (b) promptly give to the Landlord a copy of, and take all necessary steps to comply with, every notice, order or proposal relating to the Property or

76907807.1 13 its use received by the Tenant from any government department or local or public authority under any Legislation; (c) if the Landlord reasonably requires, join with the Landlord in making objections or representations against any notice, order or proposal relating to the Property or its use, the costs of which shall be shared equitably between the parties; and (d) indemnify the Landlord against any liability in respect of any breach of its obligations in this clause 4.6. 4.6.2 The Tenant shall not apply for any planning permission relating to the Property without the Landlord's prior approval provided that the Tenant shall not be obliged to obtain the Landlord's consent to: (a) the making of any planning application (or its implementation) by or on behalf of the Tenant which permits signage which constitutes a rebranding of the Tenant's signage (that is permitted in accordance with this lease) to accord with changes in the Tenant's corporate style and colours; or (b) to the making of any planning application (or its implementation) where the Landlord's consent is not required under clause 4.7, where the Landlord's consent cannot be unreasonably withheld or delayed under clause 4.7 then the Landlord's approval shall not be unreasonably withheld or delayed to the related planning application or the implementation of it. 4.6.3 The Tenant shall give the Landlord a copy of any air conditioning inspection report obtained b the Tenant within 14 days of receiving it. 4.7 Alterations and signs 4.7.1 The Tenant shall not alter or add to the Property so as to: (a) reduce the lettable floor area of the Property; (b) unite the Property with any other property; (c) block up or obstruct any outside doors or windows; (d) stop off or affect the working of any Service Media; (e) adversely affect the environmental performance or lower the EPC rating of the Property; (f) cut any load bearing walls or beams; (g) alter or add to the Property in a way which might affect the structural integrity of the Property; or (h) alter or add to the Property in a way which would invalidate any warranties in respect of the Property.

76907807.1 14 4.7.2 Except as permitted by clause 4.7.3, the Tenant shall not make any other alterations or additions to the Property without the Landlord's prior written approval (not to be unreasonably withheld or delayed). 4.7.3 The Tenant may: (a) install and remove, or make alterations to, internal demountable partitioning at the Property; (b) make changes to the configuration of the reception area or minor mechanical and electrical alterations; without the Landlord's approval, provided that the Tenant shall first give the Landlord not less than seven days' written notice of the Tenant's intention to carry out the alterations, together with drawings and specifications showing the proposed alterations. 4.7.4 If approval is given for any works pursuant to clause 4.7.2 or if the Tenant carries out any works permitted under clause 4.7.3, the Tenant shall: (a) carry them out in a good and workmanlike manner, with suitable materials of good quality and in compliance with all relevant Legislation; (b) ensure that all electrical items forming part of such works are carried out in accordance with the edition of the Institution of Engineering and Technology Requirements for Electrical Installations which is current at the relevant time; (c) ensure that any mechanical or electrical alterations are undertaken by a reputable and appropriately insured contractor experienced in working in high quality offices of whom the Landlord has been provided with reasonable prior written notice before the relevant alteration or connection is carried out together with evidence of public liability and PI insurance held by such contractor; (d) make good any damage caused to the Property by the works to the reasonable satisfaction of the Landlord; and (e) prior to the end of the Term, except to the extent requested not to do so by the Landlord at least 6 months prior to the end of the Term, remove the alterations or additions and reinstate and make good the Property to the same state and condition it was in immediately before the alterations or additions were carried out. 4.7.5 The Tenant shall not erect or display any signs, notices or advertisements which are visible outside the Property, except for: (a) business signs that indicate the Tenant's trading name in the style of and consistent with the Tenant's standard business signage from time to time; and (b) a sign (the location, size and design of which have first been approved by the Landlord, such approval not to be unreasonably withheld or delayed) showing the name of any permitted occupier.

76907807.1 15 4.8 Installations and overloading 4.8.1 The Tenant shall not: (a) install any Installations outside the Property; (b) install any Installations inside the Property (except as permitted by clause 4.8.2); (c) overload any part of the Structure; (d) overload the Service Media in or serving the Property; or (e) install any heavy, noisy or vibrating Installations without the Landlord's prior written approval. 4.8.2 The Tenant may with the Landlord's prior written approval (not to be unreasonably withheld or delayed) install Installations inside the Property provided these are only intended to serve the Tenant's or any permitted occupier's business at the Property. 4.9 Notice to carry out works If the Landlord serves on the Tenant a written notice specifying any works required to comply with any of the Tenant's obligations in this lease: 4.9.1 the Tenant shall start those works promptly (or immediately in an emergency) and then diligently proceed with them and shall complete them to the Landlord's reasonable satisfaction and within any reasonable period specified in such notice; and 4.9.2 if the Tenant fails to comply with any part of clause 4.9.1 above, the Landlord may enter the Property and carry out or complete the works. The Tenant shall pay to the Landlord, as a debt due within seven days of written demand, the costs so properly incurred by the Landlord including (but not limited to) legal costs, surveyors' and architects' and other professional fees, insurance premiums and other expenses and any irrecoverable VAT. 4.10 Use of the Property The Tenant shall use the Property only for the Permitted Use and shall not: 4.10.1 do or bring anything onto the Property which is or becomes a legal nuisance to the Landlord or to the owners or occupiers of any adjoining or neighbouring property; 4.10.2 use the Property for any illegal or immoral purpose; 4.10.3 hold any auction, sale or public exhibition or public or political meeting on the Property; 4.10.4 use the Property for gaming or for playing amusement machines or for sleeping or for residential purposes; 4.10.5 stand anything outside the Property; 4.10.6 cause or permit any toxic, contaminative, hazardous or dangerous substances to be on, or to escape or be discharged from, the Property;

76907807.1 16 4.10.7 use any private roadways, yards or other areas or amenities shared with other property in any unreasonable or improper manner or contrary to any regulations reasonably imposed by the Landlord and notified to the Tenant in writing; or 4.10.8 do or bring anything onto the Property which may invalidate any insurance policy relating to the Property. 4.11 Assignment and subletting 4.11.1 The Tenant shall not assign, hold on trust for another, sublet, charge or part with possession of or share occupation of the whole or any part of the Property, except by way of: (a) an assignment of the whole of the Property complying with clause 4.11.2; (b) a sublease of the whole or a Permitted Part of the Property complying with clause 4.11.7; (c) a sharing of occupation of the Property complying with clause 4.11.10; or (d) a charge of the whole of the Property complying with clause 4.11.11. 4.11.2 The Tenant shall not assign the whole of the Property without the Landlord's prior written approval (not to be unreasonably withheld or delayed). For the purposes of s.19(1A) of the Landlord and Tenant Act 1927, the Landlord may withhold such approval in any of the circumstances set out in clause 4.11.3 and may grant such approval subject to any of the conditions set out in clause 4.11.4. This is without prejudice to the Landlord's right to withhold its approval in other circumstances or to grant it subject to other conditions if it would be reasonable to do so. 4.11.3 The circumstances referred to in clause 4.11.2 are as follows: (a) there are any subsisting breaches of the Tenant's obligations in this lease; (b) the Landlord reasonably considers that the proposed assignee is not of sufficient financial standing to enable it to comply with the Tenant's obligations in this lease; (c) if the proposed assignee is or is intended to be a Group Company of the assigning tenant, the financial standing of the proposed assignee is not (in the opinion of the Landlord acting reasonably) equivalent to or better than the financial standing of the assigning Tenant when assessed together with any guarantor of the assigning Tenant (other than pursuant to an authorised guarantee agreement); or (d) if, during the first five years of the term of this Lease, the assignee is not an entity primarily engaged in the research, development, manufacture or sale of products in the life sciences sector. 4.11.4 The conditions referred to in clause 4.11.2 are as follows: (a) the assigning Tenant enters into an authorised guarantee agreement in a form reasonably required by the Landlord in accordance with s.16 of the 1995 Act;

76907807.1 17 (b) any guarantor of the assigning Tenant gives the Landlord a guarantee that the assigning Tenant shall comply with the terms of that authorised guarantee agreement, such guarantee to be either in the form of clause 7 or (at the Landlord's absolute discretion) in a form reasonably required by the Landlord; (c) if the Landlord reasonably so requires, at the Landlord's absolute discretion either: (i) a guarantor or guarantors reasonably acceptable to the Landlord guarantee the liabilities of the assignee either in the form of clause 7 or (at the Landlord's absolute discretion) in a form reasonably required by the Landlord; or (ii) the assignee provides the Landlord with a rent deposit of such amount and to be held on such terms as the Landlord reasonably requires; (d) the assignee gives the Landlord a direct covenant in a form reasonably required by the Landlord in which it covenants to pay the rents and observe and perform the Tenant's obligations in this lease for the residue of the Term or until earlier release of the assignee by operation of the 1995 Act. 4.11.5 Any dispute relating to clauses 4.11.3 or 4.11.4 shall be referred to arbitration. 4.11.6 If before completion of the deed of assignment any of the circumstances specified in clause 4.11.3 arise, the Landlord may revoke its licence by notice. 4.11.7 The Tenant shall not sublet the whole or any Permitted Part of the Property unless: (a) the Tenant obtains the Landlord's prior written approval (not to be unreasonably withheld or delayed); (b) the rent payable under the sublease is: (i) not less than the open market rent (without payment of a premium or other inducement) and with a rent free period which does not exceed the usual period in the market for such a letting at the relevant time; (ii) payable not more than one quarter in advance; and (iii) (if the term of the sublease extends beyond a Rent Review Date under this lease) subject to review on the same dates and on the same basis as under this lease; (c) the terms of the sublease are similar to, and no less onerous than, the terms of this lease and in the case of a sublease of part, so far as appropriate to the Permitted Part; (d) the sublease contains an absolute prohibition against any dealings with the sublet premises other than an assignment of the whole;

76907807.1 18 (e) the subtenant gives the Landlord a direct covenant in a form reasonably required by the Landlord in which the subtenant covenants: (i) to observe and perform the Tenant's obligations in this lease (other than the obligation to pay rent) (but only in respect of the sublet property in the case of a sublease of a Permitted Part and provided always that in respect of a sublease of a Permitted Part the subtenant shall not be required to covenant to repair the structure of the sublet property or to carry out external deorations but will be obliged to covenant contribute to the cost of such repairs and decorations) throughout the term of the sublease or until earlier release of the subtenant by operation of the 1995 Act; (ii) not to assign the whole of the sublet property without the Landlord's prior written approval (not to be unreasonably withheld); and (iii) to procure that any permitted assignee of the subtenant shall give the Landlord a direct covenant on the same terms as this clause 4.11.7(e); and (f) the tenancy created by the sublease is validly excluded from sections 24 to 28 of the 1954 Act. 4.11.8 If the Landlord reasonably so requires, the Tenant shall obtain for any subtenant a guarantor reasonably acceptable to the Landlord either in the form of clause 7 or (at the Landlord's absolute discretion) in a form reasonably required by the Landlord. 4.11.9 If the Tenant sublets the Property or a Permitted Part, the Tenant shall: (a) take all necessary steps and proceedings to remedy any breach of the terms of the sublease; (b) not waive any breach of the sublease or vary any of its terms, or accept any surrender of part of the sublet premises; (c) enforce the provisions for rent review and not agree the amount of the reviewed rent without the approval of the Landlord (not to be unreasonably withheld or delayed); and; (d) if the amount of the reviewed rent is to be determined by a third party, procure that the Landlord's reasonable representations as to the rent are made to the reasonable satisfaction of the Landlord. 4.11.10 A Tenant or subtenant which is a company, may (by way of licence but not subletting) share occupation of the Property or a Permitted Part with a Group Company of itself for so long as both companies remain members of the same group, provided that: (a) no relationship of landlord and tenant is created; and (b) the Tenant gives the Landlord written notice of the sharing of the occupation.

76907807.1 19 4.11.11 The Tenant may with the Landlord's prior written approval (not to be unreasonably withheld or delayed) charge the whole (but not part) of the Property to a bank or other financial institution for a bona fide commercial purpose. 4.11.12 The Tenant shall give the Landlord's solicitors, within four weeks, written notice of any assignment, charge, devolution on death or bankruptcy, or subletting of the whole or a Permitted Part of the Property and a copy of every relevant document, and pay such registration fee as may reasonably be required by the Landlord's solicitors. 4.12 Rights of entry The Tenant shall allow the Landlord and others authorised by the Landlord: 4.12.1 (subject to the Tenant's reasonable requirements with regards to observing health and safety requirements and being accompanied by a representative of the Tenant provided that the Tenant must make that representative available) to enter the Property at reasonable times after giving the Tenant reasonable prior notice of not less than two working days (or at any time without notice in an emergency) for the following purposes: (a) to inspect its state and condition; (b) to comply with its obligations under any Legislation; (c) to show it to prospective purchasers or (during the last six months of the Term) to prospective tenants; (d) to value it for insurance or rent reviews; (e) to inspect, repair, maintain, renew or alter any adjacent property or any Service Media serving it or to make new connections into such Service Media; (f) to carry out works which the Landlord is permitted to carry out under this lease or to comply with the Landlord's obligations in this lease; and (g) for any other reasonable and proper purposes; provided that the Landlord causes as little disturbance to the Tenant or any subtenant as reasonably practicable and makes good all damage caused to the Property or the fixtures and fitting of the Tenant or any permitted subtenant; and 4.12.2 to display a notice for re-letting the Property during the last six months of the Term in a reasonably suitable place on the outside of the Property. 4.13 End of Term At the end of the Term (however it may end) the Tenant shall: 4.13.1 give vacant possession of the Property to the Landlord in the condition required by this lease;

76907807.1 20 4.13.2 give the Landlord a complete copy of the records of prescribed information and the fire safety arrangements in respect of the Property compiled and updated in accordance with the Regulatory Reform (Fire Safety) Order 2005; 4.13.3 give the Landlord a complete copy of any health and safety file required to be compiled and updated in accordance with the Construction (Design and Management) Regulations 2015; 4.13.4 remove from the Property the Tenant's and any permitted occupier's fixtures and fittings and anything else belonging to the Tenant or any permitted occupier including any signs and advertisements and make good all damage caused to the Property by their removal; and 4.13.5 without affecting its obligations under clauses 4.13.1 and 4.13.4, be deemed to authorise the Landlord to sell, as agent for the Tenant, and to account to the Tenant for the net sale proceeds of, anything which the Tenant fails to remove under those obligations, and the Tenant shall indemnify the Landlord against any liability arising out of the sale (including the costs of removal, storage and sale). 4.14 Reimbursement of costs The Tenant shall pay and indemnify the Landlord against any liability (including proper legal costs, surveyors' fees and other professional charges and irrecoverable VAT) which may be incurred by the Landlord in connection with any of the following: 4.14.1 any application by the Tenant to the Landlord for an approval or consent, whether or not it is given (except where it is unlawfully withheld or delayed); 4.14.2 any application by the Tenant to the Landlord for the preparation of any deed or document which under this lease is to be in a form required (or reasonably required) by the Landlord; 4.14.3 the preparation, service and enforcement of any notice of a breach of the Tenant's obligations in this lease including any notice under section 146 or 147 of the 1925 Act or under the Leasehold Property (Repairs) Act 1938, even if forfeiture (where applicable) is avoided otherwise than by relief granted by the Court; 4.14.4 the preparation and service of any schedule of dilapidations served during the Term or within six months of the date on which the Term ends (however it may end) relating to the condition of the Property during the Term or at the date on which it ends (however it may end); 4.14.5 the preparation and service of any notice under the 1995 Act relating to liabilities arising under or in relation to this lease; or 4.14.6 the recovery or attempted recovery of arrears of rent and other sums due under this lease or the enforcement or attempted enforcement of remedies for breach of the Tenant's obligations in this lease. 4.15 Damage or destruction 4.15.1 The Tenant shall promptly notify the Landlord in writing of the occurrence of any damage or destruction to the Property of which the Tenant becomes aware.

76907807.1 21 4.15.2 If the whole or any part of the Property is damaged or destroyed, the Tenant shall pay to the Landlord within seven days of demand an amount equal to: (a) any uninsured excess under the terms of the insurance maintained under clause 5.2.1; and (b) any insurance monies which are irrecoverable due to a breach of clause 4.10.8 or a Tenant's default. 4.15.3 The Tenant shall not be liable for any damage or destruction to the Property by the Insured Risks except under this clause 4.15 or the Uninsured Risks. 4.16 Land Registry The Tenant shall: 4.16.1 promptly following the grant of this lease, register this lease and any rights granted and reserved by this lease at the Land Registry; and 4.16.2 promptly following the end of the Term, assist the Landlord in procuring the cancellation of any registration at the Land Registry of or relating to this lease or the rights granted by this lease. 4.17 Incumbrances and easements The Tenant shall: 4.17.1 comply with the Incumbrances; 4.17.2 not grant any right or licence over the Property to a third party; 4.17.3 not stop up or obstruct any windows or lights at the Property; 4.17.4 notify the Landlord promptly if a third party makes or attempts to make any encroachment, or takes any action by which a right may be acquired, over the Property; and 4.17.5 take all steps that the Landlord reasonably requires to prevent any such encroachment or easement being made against or acquired over the Property, the cost of which shall be shared equitably between the parties. 4.18 EPCs 4.18.1 The Tenant shall cooperate with the Landlord, so far as is reasonably necessary, to allow the Landlord to obtain an EPC for the Property and shall in particular (but without limitation): (a) provide the Landlord with copies of any plans or other information held by the Tenant which would assist in obtaining that EPC; and (b) allow any energy assessor appointed by the Landlord such access to the Property as is reasonably necessary to inspect the Property for the purposes of preparing an EPC.

76907807.1 22 4.18.2 The Tenant shall not obtain or commission an EPC for the Property unless required to do so by the EPB Regulations. If the Tenant is required to obtain an EPC, the Tenant shall obtain an EPC from an assessor approved by the Landlord (such approval not to be unreasonably withheld or delayed) and shall provide the Landlord with a copy (or shall, at the Landlord's option, pay the Landlord's costs of obtaining an EPC). 4.19 Replacement of Guarantor 4.19.1 If any of the events set out in clause 6.1.3(c) apply to the Guarantor, the Tenant shall: (a) provide a new guarantor with a covenant strength acceptable to the Landlord in place of the outgoing guarantor (and for the avoidance of doubt the new guarantor's covenant strength shall be equal to or greater than the Guarantor's covenant strength as at the date of this Lease); (b) procure that the new guarantor enters into a deed in favour of the Landlord in the terms of the covenants contained in clause 7 with such modifications as the Landlord may reasonably require; and (c) pay to the Landlord on demand the Landlord's reasonable and proper legal and other costs in connection with assessing the covenant strength of the proposed new guarantor and in connection with the deed required by clause 4.19.1(b). 4.20 Assignment of collateral warranties and third party rights Upon termination of this lease, (if such termination is on or before the date that is 12 years from and including the date of this lease) the Tenant shall assign to the Landlord the benefit of the collateral warranties and third party rights (as applicable), which were provided to the Tenant pursuant to the Agreement for Lease by the following: 4.20.1 Merit Health Limited (Building Contractor); 4.20.2 Cube Management Services Limited (Employer's Agent); 4.20.3 Fullard Rosier (Principal Designer); 4.20.4 Price & Myers LLP (Civil and Structural Engineer); 4.20.5 KJ Tait Engineers Limited (M&E Engineer); 4.20.6 DE Walker (Clerk of Works); 4.20.7 Paul Mews (Highways); 4.20.8 Norder Design Associates Limited (Architect & Fire Consultant, Acoustic Consultant, Structural Consultant); 4.20.9 Pureplan Building Services Limited (Mechanical and HVAC Engineer); 4.20.10 Peak Sustainability Ltd (BREEAM Assessor); 4.20.11 BD Structures Limited (Steelwork);

76907807.1 23 4.20.12 Roger Bullivant Limited (Piling); 4.20.13 APS Façade Engineering Limited (Façade); 4.20.14 FP McCann (Pre-cast Concrete); 4.20.15 Marlowe Fire & Security Limited (Access Control; Security; Fire Alarm; CCTV); 4.20.16 Harrison Lighting (Lightening Protection); 4.20.17 Acquisition Systems Limited (EMS); 4.20.18 Kone plc (Lift); 4.20.19 Northern Switchgear & Controls Limited (Switchgear), subject to consent of the relevant consultant where consent is required under the relevant collateral warranty and/or third party rights. 5. LANDLORD'S OBLIGATIONS The Landlord covenants with the Tenant as follows (but no person shall be liable as Landlord in relation to any time after its interest in the Property has been transferred): 5.1 Quiet enjoyment The Landlord shall give the Tenant exclusive possession of the Property during the Term without any lawful interference by the Landlord or any person deriving title under or in trust for the Landlord. 5.2 Insurance 5.2.1 The Landlord shall insure the Property (excluding tenant's and trade fixtures and fittings and excluding any plate glass) with reputable insurers or underwriters through an agency selected by the Landlord against: (a) loss or damage by the Insured Risks in the full cost (including VAT) of clearance and reinstatement and including professional services; (b) three years' loss of the Principal Rent; (c) property owner's and third party liability insurance; and (d) any other matter which the Landlord reasonably deems it necessary to insure. 5.2.2 The Landlord shall produce evidence of the insurance to the Tenant on reasonable request but not more than once in any period of twelve months. 5.2.3 If the Property is destroyed or damaged by an Insured Risk then, subject to obtaining all necessary statutory and other consents (which the Landlord shall endeavour to obtain as soon as practicable) or any other circumstances beyond the Landlord's reasonable control, the Landlord shall use all insurance money received (other than for loss of rent which shall belong to the Landlord) to rebuild and reinstate the Property and the means of access to it as soon as reasonably practicable.

76907807.1 24 5.2.4 The Property as rebuilt or reinstated need not be identical, but the Property shall not be materially smaller or less suitable for the Permitted Use than the Property before the damage or destruction. 5.2.5 The Landlord's obligations under clauses 5.2.1 and 5.2.3 shall not apply if the Tenant is in breach of clauses 4.10.8 or 4.15. 5.3 Damage or destruction by an Uninsured Risk 5.3.1 If the Property is damaged or destroyed by an Uninsured Risk so that the whole or any part of the Property is inaccessible or unfit for occupation and use, then this clause 5.3 shall apply. 5.3.2 The Principal Rent, or a Fair Proportion of it according to the nature and extent of the damage or destruction, shall immediately cease to be payable by the Tenant until the Property is accessible and fit for occupation and use. 5.3.3 The Landlord may either: (a) elect to reinstate the Property by serving written notice (a "Reinstatement Notice") on the Tenant; or (b) terminate this lease with immediate effect by serving written notice on the Tenant. 5.3.4 If the Landlord does not serve a notice on the Tenant pursuant to clause 5.3.3 within 12 months of the date of the damage, then the Tenant may at any time (unless the Landlord has in the meantime served a Reinstatement Notice) serve written notice on the Landlord terminating this lease with immediate effect. 5.3.5 If the Landlord serves a Reinstatement Notice, then: (a) unless the Landlord is prevented from doing so by failure to obtain all necessary statutory and other consents (which the Landlord shall endeavour to obtain as soon as practicable) or any other circumstances beyond the Landlord's reasonable control, the Landlord shall proceed to reinstate the Property in accordance with the provisions of clause 5.2.4; and (b) if the Property has not been reinstated so that it is accessible and fit for occupation and use by the end of three years from the date of the Reinstatement Notice, then either the Landlord or the Tenant may at any time (unless in the meantime the Property has been reinstated) serve written notice terminating this lease with immediate effect. 5.3.6 If this lease is terminated pursuant to clause 5.3.3(b), 5.3.4 or 5.3.5(b), the Term shall then end (but without prejudice to the accrued rights of either party). 5.3.7 Any dispute relating to this clause 5.3 shall be referred to arbitration. 5.4 Product Guarantees 5.4.1 This clause 5.4 applies if the Tenant serves notice on the Landlord:

76907807.1 25 (a) specifying a defect or defects at the Property pursuant to which one or more of the Product Guarantees provide cover; and (b) the Tenant provides the Landlord with such notice reasonable evidence that: (i) the Tenant has been unsuccessful (having used all reasonable but commercially prudent endeavours) in pursuing the relevant warrantor(s) under the Warranties (as defined in the Agreement for Lease) which would cover such a defect or defects; or (ii) the Warranties (as defined in the Agreement for Lease) do not cover a defect which is covered by a Product Guarantee. 5.4.2 If the Tenant serves a notice pursuant to clause 5.4.1, the Landlord will (subject to clause 5.4.3): (a) take such action as the Tenant reasonably requires to pursue the warrantor or guarantor under the Product Guarantee(s) to remedy the relevant defect in accordance with the Product Guarantee; or (b) assign or transfer the benefit of such Product Guarantee to the Tenant. 5.4.3 The Tenant shall pay and indemnify the Landlord against any costs and expenses (including proper and reasonable legal costs, surveyors' fees and other professional charges and irrecoverable VAT) which may be incurred by the Landlord in connection with clause 5.4.2. 5.4.4 The Landlord shall not do anything or omit to do anything that would render any of the Product Guarantees null and void as prescribed by each relevant Product Guarantee provided that this obligation will not apply if a replacement product guarantee in a similar form to the relevant Product Guarantee which has been or will be rendered null and void is or will be provided by the relevant warrantor or guarantor. 5.5 No implied obligations This lease does not impose any obligations on the Landlord except those expressly set out in this lease. 6. MISCELLANEOUS 6.1 Damage or destruction 6.1.1 If the Property is damaged or destroyed by any of the Insured Risks so that the whole or any part of the Property is inaccessible or unfit for occupation and use, then (unless the insurers refuse to pay the insurance monies because of a breach of clause 4.10.8) this clause 6.1 shall apply. 6.1.2 The Principal Rent, or a Fair Proportion of it according to the nature and extent of the damage, shall immediately cease to be payable by the Tenant until the Property is accessible and fit for occupation and use or, if earlier, three years after the damage or destruction.

76907807.1 26 6.1.3 If the Property has not been reinstated in accordance with clause 5.2.3 so that the Property is accessible and fit for occupation and use within three years after the damage or destruction, then either the Landlord or the Tenant (but not a party in breach of its obligations relating to the reinstatement or the payment of the costs of reinstatement) may at any time (unless in the meantime the Property has been reinstated) serve written notice on the other party terminating this lease with immediate effect. The Term shall then end (but without prejudice to the accrued rights of either party) and, subject to clause 6.1.4, the insurance money shall wholly belong to the Landlord. 6.1.4 If the sum insured has been increased, at the Tenant's request and cost, to include the rebuilding cost of any improvements to the Property made by the Tenant at the Tenant's cost and not under an obligation to the Landlord, then such increased part of the insurance money shall be payable to the Tenant. 6.1.5 Any dispute relating to this clause 6.1 shall be referred to arbitration. 6.1.6 If terminated pursuant to clauses 5.3.3(b), 5.3.4, 5.3.5(b) or 6.1.3 then the Landlord shall within fourteen days, refund to the Tenant the due proportion of any Principal Rent and other sums paid in advance by the Tenant in respect of any period falling after the day on which the Term ends. 6.2 Arbitration Where this lease requires any dispute to be referred to arbitration, it shall be referred to an independent chartered surveyor to be appointed jointly by the Landlord and the Tenant or (in the absence of a joint appointment) at the request of either the Landlord or the Tenant by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors. The independent surveyor shall act as an arbitrator in accordance with Part I of the Arbitration Act 1996. 6.3 Forfeiture 6.3.1 The Landlord may re-enter the Property (or any part of it as if re-entering the whole) if: (a) any of the rents reserved by this lease are in arrears twenty eight days or more (in the case of the Principal Rent, whether formally demanded or not); (b) any of the Tenant's obligations in this lease are not performed or observed; or (c) any Tenant: (i) (being an individual) dies, is subject to a petition or application for bankruptcy, or has a bankruptcy order made; (ii) (being a body corporate or partnership) materially reduces its share capital or its net tangible assets; or has a petition presented for a winding-up order; or enters into liquidation whether voluntary or compulsory (unless for the purpose of reconstruction or amalgamation not involving any reduction of capital); or is struck off the Register of Companies or is the subject

76907807.1 27 of an application to be struck off; or has a receiver or administrative receiver appointed over any of its assets; or has against it an application for the appointment of an administrator; or has an administrator appointed; or otherwise ceases to exist; (iii) (in either case) makes any assignment for the benefit of creditors, or enters into an agreement or proposes or makes any arrangement with creditors for the liquidation of debts by composition or otherwise or suffers any seizure of goods or other process of execution; or (iv) (in either case) becomes subject to any analogous event in a foreign jurisdiction. 6.3.2 If the Landlord re-enters the Property under clause 6.3.1, the Term shall then end but without prejudice to the rights of either party in respect of any previous breach of this lease by the other. 6.4 Notices Section 196 of the 1925 Act as amended by the Recorded Delivery Service Act 1962 applies to notices served under this lease and (so far as the law permits) to notices in respect of the Property served under the 1925 Act, the 1954 Act, the Leasehold Property (Repairs) Act 1938 and the 1995 Act. 6.5 Law and Jurisdiction This lease shall be governed by and interpreted in accordance with English law (including non- contractual disputes or claims). The parties to this lease irrevocably submit to the non- exclusive jurisdiction of the English courts. 7. GUARANTOR'S COVENANT In this clause 7, Relevant Event means either: (a) this lease is disclaimed; (b) this lease is forfeited; or (c) the Tenant (or the last surviving Tenant if more than one), in the case of an individual, dies or, in the case of a company, is dissolved or the Tenant otherwise ceases to exist. 7.2 Principal Debtor The Guarantor covenants as follows with the Landlord, as principal debtor: 7.2.1 that the Tenant shall pay the rents reserved by and other sums due under this lease and shall comply with the Tenant's obligations in this lease; 7.2.2 that if the Tenant fails to pay any of those rents or other sums or to observe or perform any of those obligations, the Guarantor shall pay or (as the case may be) shall comply with them; and

76907807.1 28 7.2.3 (as a separate and independent obligation from its obligations under clauses 7.2.1 and 7.2.2) that the Guarantor shall indemnify the Landlord against any failure by the Tenant to pay any of those rents or other sums or any failure to comply with any of those obligations. 7.3 Guarantee of Authorised Guarantee Agreement So far as the law permits, the Guarantor also covenants with the Landlord, as principal debtor, that: 7.3.1 the Tenant shall pay all sums due and comply with its obligations under any authorised guarantee agreement to be entered into by the Tenant; 7.3.2 that if the Tenant fails to pay any of those sums or to comply with any of those obligations, the Guarantor shall pay or (as the case may be) shall comply with them; 7.3.3 (as a separate and independent obligation from its obligations under clauses 7.3.1 and 7.3.2) that the Guarantor shall indemnify the Landlord against any failure by the Tenant to pay any of those sums or any failure to comply with any of those obligations; 7.3.4 if requested to do so by the Landlord, it shall enter into a separate guarantee of the Tenant's obligations under any authorised guarantee agreement (such guarantee to be in the terms set out in this clause subject to such amendments as the Landlord may reasonably require); and 7.3.5 it shall guarantee the obligations of the Tenant in any new lease that the Tenant may be required to enter into under the terms of the authorised guarantee agreement (such guarantee to be in the terms set out in this clause subject to such amendments as the Landlord may reasonably require). 7.4 Guarantor's liability None of the following or any combination of them shall affect the liability of the Guarantor: 7.4.1 any neglect, delay or forbearance of the Landlord in enforcing the Tenant's obligations; 7.4.2 any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord is entitled (or would, after the service of a notice under section 146 of the 1925 Act, be entitled) to re-enter the Property; 7.4.3 any extension of time given by the Landlord to the Tenant; 7.4.4 any variation of the terms of this lease or the authorised guarantee agreement entered into by the Tenant (subject to section 18 of the 1995 Act); 7.4.5 any surrender of part (as distinct from the whole) of the Property; 7.4.6 any change in the constitution, structure or powers of either the Tenant, the Guarantor or the Landlord;

76907807.1 29 7.4.7 any legal limitation or any immunity, disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant; 7.4.8 the fact that any other person or entity comprising or intended to comprise the Guarantor has not executed this lease or is not bound by the covenant in this clause 7; 7.4.9 any other act, omission, matter or thing whatsoever which, but for this provision, would release the Guarantor either wholly or in part (other than a release by deed given by the Landlord). 7.5 Grant of new lease The Guarantor further covenants with the Landlord that if a Relevant Event occurs prior to the release of the Tenant pursuant to the 1995 Act, the Guarantor shall, if required in writing by the Landlord within six months of becoming aware of the Relevant Event, enter into a new lease of the Property on the terms set out in clause 7.6 and pay the costs of the new lease. 7.6 Terms of new lease The new lease referred to in clause 7.5 is to take effect from the date of the Relevant Event and is to be on the following terms: 7.6.1 for a term equal to the residue of the Term which would have remained had the Relevant Event not occurred; 7.6.2 at the rent reserved by this lease on the date of the Relevant Event (subject to clause 7.7) and subject to review on the same terms and dates as provided by this lease; 7.6.3 including, where appropriate, provisions reflecting clause 7.7; 7.6.4 otherwise subject to the same terms, conditions and provisions contained in this lease and subject to this lease (if this lease is still subsisting) or the right of any person to have this lease vested in it. 7.7 Rent review in new lease If at the date of the Relevant Event there is a rent review pending under this lease, then: 7.7.1 the relevant Rent Review Date in this lease shall also be a rent review date in the new lease; 7.7.2 the initial rent reserved by the new lease shall be the rent at the relevant Rent Review Date as agreed or determined in accordance with the new lease ("New Principal Rent"); 7.7.3 until the rent is agreed or determined the rent reserved by the new lease shall be payable at the rate that was payable (ignoring any suspension or abatement of rent) under this lease immediately before the Relevant Event ("New Initial Rent"); 7.7.4 the provisions in the new lease relating to the payment of any shortfall and interest following agreement or determination of a rent review shall apply in relation to any

76907807.1 30 shortfall between the New Initial Rent and the New Principal Rent of the new lease in respect of the period after the date of the Relevant Event. 7.8 Liability for rent If: 7.8.1 a Relevant Event occurs; and 7.8.2 the Guarantor's obligations under clause 7.2 are ended by virtue of the Relevant Event; and 7.8.3 the Landlord does not require the Guarantor to take a new lease in accordance with clause 7.5; the Guarantor shall nevertheless, within seven days of written demand, pay to the Landlord a sum equal to the rents and all other sums that would have been payable under this lease but for the Relevant Event in respect of the period commencing on the date of the Relevant Event and ending on the earlier of: 7.8.4 the date six months after the Relevant Event; and 7.8.5 the date (if any) on which the Property is relet and any initial period of the reletting free of rent or at a concessionary rent expires. 7.9 Joint guarantors Where two or more persons have guaranteed the obligations of the Tenant, the release of one or more of them shall not release the others. 7.10 Insolvency of Tenant The Guarantor shall not claim in any insolvency proceedings or arrangement of the Tenant in competition with the Landlord. If it nevertheless does so it shall pay to the Landlord the proceeds of all judgments and all distributions it may receive from such proceedings or arrangement to the extent of its liability to the Landlord. 7.11 Warranty The Guarantor warrants that it has not taken and covenants that it shall not take any security from or over the assets of the Tenant in respect of any liability of the Tenant. If it does take or hold any such security it shall hold it for the benefit of the Landlord. 7.12 Waiver of Rights The Guarantor waives any rights to require the Landlord to proceed against the Tenant or to pursue any other remedy that may be available to the Landlord before proceeding against the Guarantor. 7.13 No participation in security The Guarantor shall not participate in any security held by the Landlord in respect of the Tenant's obligations under this lease and shall not stand in the place of the Landlord in respect of any such security until all the obligations of the Tenant or the Guarantor to the Landlord under this lease have been performed or discharged.

76907807.1 31 7.14 Severance of clause The invalidity of any provision of this clause 7 by virtue of the 1995 Act shall not affect the validity of any other provision of this clause. 8. EXECUTION The parties to this lease have executed and delivered this lease as a deed on the date stated at the beginning of it.

76907807.1 32 SCHEDULE 1 INCUMBRANCES All matters (other than mortgages) referred to in the Property and Charges Registers of title number HD608165 provided that such matters were referred to in the Property and Charges Register of title number HD153773 as at 21 May 2021 at 12:24:09 and any matters entered into pursuant to the agreement for the Lease dated 13 September 2021 and made between (1) the Landlord (2) the Tenant and (3) the Guarantor.

76907807.1 33 EXECUTED as a deed by FORGE LIFE SCIENCES NOMINEE 1 LTD acting by a director, in the presence of: /s/ Abiola Motajo Witness signature /s/ Matt Philpott Matt Philpott Name (in BLOCK CAPITALS) 4th Floor Address 52-54 Gracechurch Street EC3V 0EH EXECUTED as a deed by FORGE LIFE SCIENCES NOMINEE 2 LTD acting by a director, in the presence of: /s/ Abiola Motajo Witness signature /s/ Matt Philpott Matt Philpott Name (in BLOCK CAPITALS) 4th Floor 52-54 Gracechurch Street Address EXECUTED as a deed by AUTOLUS LIMITED acting by two directors /s/ Andrew Mercieca Print name Abiola Motajo Director Signature Print name Abiola Motajo Director Signature Print name Andrew Mercieca Director Signature Print name Christian Itin Director Signature /s/ Christian Itin

76907807.1 34 EXECUTED as a deed by AUTOLUS THERAPEUTICS PLC acting by a director and a secretary /s/ Christian Itin Print name Christian Itin Director Signature Print name Alex Driggs Secretary Signature /s/ Alex Driggs